COMPANY CONTACTS Jeff Donnelly Chief Financial Officer (240) 744-1190 Briony Quinn Senior Vice President (240) 744-1196 FOR IMMEDIATE RELEASE DIAMONDROCK HOSPITALITY DEBUTS THE DAGNY IN BOSTON BETHESDA, Maryland, August 1, 2023 – DiamondRock Hospitality Company (the "Company") (NYSE: DRH) today announced the rebranding and debut of The Dagny, an independent lifestyle hotel inspired by the glamour of the Art Deco era. The 403-room boutique hotel is ideally located at the very corner of work and play, Boston’s Financial District and historic Faneuil Hall, two of the largest demand generators in the city. The Dagny highlights the duality of the hotel’s unique location in the design and programming of the guest experience. “This strong return-on-investment opportunity advances DiamondRock’s strategy to curate unique and differentiated experiences coveted by today’s traveler. The Dagny is the Company’s thirteenth independent hotel, marking the first time more than one-third of DiamondRock’s portfolio is fully independent,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. The Dagny rebranding included a $32 million comprehensive investment to create an all-new, immersive lobby experience, luxury guest rooms and bathrooms, enhanced meeting facilities and a state-of-the-art fitness center. The Company expects the hotel’s net operating income to grow from nearly $8 million in 2023 to $11 million in 2024 and $15 million by 2027. For more information or to place a reservation, please visit https://www.thedagnyboston.com/. About The Dagny The Dagny, initially known as the Public Services Building and later as the Batterymarch Building, was Boston’s largest office building and first Art Deco skyscraper when it was constructed in 1928. The building was designed by notable artist and architect Harold Field Kellogg, and it housed many prominent businesses during the 20th century. In 1995, the Boston Landmarks Commission designated the exterior of the Batterymarch Building be preserved because of stunning design and contribution to Boston’s architectural history. The structural steel and reinforced concrete frame are clad in over thirty shades of progressively lighter polychrome brick to emphasize the verticality of the structure while cast stone and decorative terra cotta elements adorn the entrances with symbols of America, the industrial age and local commerce. The building was converted to a hotel in 1998 as part of the preservation effort. The lobby ceiling still has the original goldleaf Art Deco mural of Atlas carrying the world on his shoulders with the skyline of the City of Boston appearing on the horizon.

About the Company DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 35 premium quality hotels with over 9,600 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com. This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward- looking statements are made. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

The Dagny Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income (unaudited, in millions) Year Ended 2023 2024 2027 Hotel Net Income $ 3.5 $ 6.5 $ 10.9 Depreciation and amortization 5.7 6.0 5.9 Hotel EBITDA 9.2 12.5 16.8 Less: Capital reserve (1.4) (1.5) (1.8) Hotel Net Operating Income $ 7.8 $ 11.0 $ 15.0 This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP. The Company has presented estimated hotel EBITDA and hotel net operating income because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company’s presentation of the hotel’s estimated EBITDA and net operating income should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s estimated EBITDA and net operating income calculations to net income in accordance with GAAP. Any differences are a result of rounding.